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Exhibit 10.37

                            WANG LABORATORIES, INC.

                            (A Delaware Corporation)

                               AMENDMENT NO. 1 TO

                    EMPLOYEES' STOCK INCENTIVE PLAN ("Plan")

        Pursuant to a vote of the Board of Directors of Wang Laboratories, Inc. (the "Company") on September 27, 1995 and approved by the Stockholders on November 21, 1995 and pursuant to a vote of the Organization, Compensation and Nominating Committee of the Board of Directors dated December 20, 1995, the Plan has been amended as follows:

1.      ARTICLE II, DEFINITIONS

        Article 2.16 "Retirement" is amended and restated in its entirety as follows:

        "2.16 "Retirement" shall mean an Employees' cessation employment by reason of retirement, provided that the Employee has reached the age of 65 years, or the Employee has reached as 55 and his or her age plus years of service to the Company (including service to Wang Laboratories, Inc., a Massachusetts corporation, which merged into the Company) total 75, or the Committee in it sole and absolute discretion, deems the Employee to have retired."

2.      ARTICLE III, ADMINISTRATION OF THE PLAN

        Article 3.2 is amended by adding the following to the end of subparagraph (b):

        "The Committee shall endeavor to ensure that the total number of Awards issued at a price which is below the fair market price of the Stock at the time of grant, as determined by the Committee or, with a vesting period of less than three years, will not exceed five percent of the total number of shares of stock authorized for Awards under the Plan."

3.      ARTICLE IV, ELIGIBILITY AND SHARES SUBJECT TO THE PLAN

        The first sentence of Article 4.3 is amended and restated in its entirety as follows:

        "Subject to the provisions of Article X of this Plan and any authorization of additional shares of Stock for the purposes hereof, the aggregate number of shares of Stock for which Awards may be granted under this Plan shall not exceed 4,817,153 shares, plus those shares of Stock which were covered by Awards granted under the Company's 1993 Stock Incentive Plan which have expired, been forfeited, or terminated unexercised since October 26, 1994 or which may expire or terminate unexercised in the future (up to a maximum of 1,908,284 shares)."